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                        [LETTERHEAD OF ANDREWS & KURTH L.L.P.
                                 425 Lexington Avenue
                              New York, New York 10017]





                                    April 8, 1997



Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, California 95076


                                     TAX OPINION

Gentlemen:

    We have acted as special counsel to Cornerstone Propane Partners, L.P, a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 750,000 common units representing limited partner interests in the Partnership ("Common Units") which may be issued from time to time pursuant to the Partnership's registration statement on Form S-1, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Common Units will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the Partnership's acquisition of businesses, properties or securities in connection with which such Common Units are issued, as described in supplements ("Prospectus Supplements") to the Partnership Prospectus and the Selling Unitholders Prospectus (the "Prospectuses") contained in the Registration Statement.

    All statements of legal conclusions contained in the discussion under the caption "Tax Considerations" in the Prospectuses, unless otherwise noted, represent our opinion with respect to the matters set forth therein.

    In addition, based on the foregoing, we are of the opinion that the federal income tax discussion in the Prospectuses with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partners, included in such discussion, as to which we express no opinion).

    This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


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Cornerstone Propane Partners, L.P.
April 8, 1997
Page 2


    We hereby consent to the references to our firm and this opinion contained in the Prospectuses.

                                       Very truly yours,


                                       /s/ Andrews & Kurth L.L.P.


1117/2445/2523